Exhibit 99.2

Midland States Bancorp, Inc. Equipment Finance Loan & Lease Sale December 1, 2025

2 Forward Looking Statement Forward-Looking Statements: Readers should note that in addition to the historical information contained herein, this press release includes “forward-looking statements” within the meanings of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including but not limited to statements about the Company’s expenses, use of proceeds, earnings, capital levels, plans, objectives, future performance and business strategy. These statements are subject to many risks and uncertainties, including uncertainties as to significant or unexpected costs, charges or expenses resulting from the transaction; the possibility that the parties may amend or modify certain terms of the transaction; changes in interest rates and other general economic, business and political conditions; the impact of federal trade policy, inflation, increased deposit volatility and potential regulatory developments; changes in the financial markets; changes in business plans as circumstances warrant; changes to U.S. tax laws, regulations and guidance; and other risks detailed from time to time in filings made by the Company with the Securities and Exchange Commission. Readers should note that the forward-looking statements included in this press release are not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “will,” “propose,” “may,” “plan,” “seek,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “continue,” or similar terminology. Any forward-looking statements presented herein are made only as of the date of this press release, and the Company does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise. Presentation: Within the charts and tables presented, certain segments, columns and rows may not sum to totals shown due to rounding. Use of Non-GAAP Financial Measures: Some of the financial measures included in this press release are not measures of financial performance recognized in accordance with GAAP. A non-GAAP financial measure includes “Tangible common equity”. The Company believes this non-GAAP financial measure provides both management and investors a more complete understanding of the Company’s funding profile. This non-GAAP financial measure is supplemental and is not a substitute for any analysis based on GAAP financial measures. Not all companies use the same calculation of these measures; therefore, the measures in this press release may not be comparable to other similarly titled measures as presented by other companies.

3 Equipment Finance Loan & Lease Sale 1 All balances as of October 31, 2025. Strategic Rationale Transaction Structure & Consideration Financially Attractive • Sharpened Focus on Core Community Bank: Sale of equipment finance portfolio simplifies operations and enhances fundamental commercial banking and wealth businesses • Strengthened Credit & Risk Profile: Removes credit uncertainty from trucking industry, improves asset quality, and reduces delinquencies • Capital Redeployment Driving Long-Term Value: Frees capital to fund higher-return opportunities while streamlining the balance sheet and aligning with strategic priorities • Earnings Neutral with less Credit Uncertainty • Improved Capital Ratios - 15-20 bp improvement to TCE/TA - 55-60 bp improvement to CET1 Ratio • Improved Credit & Risk Positioning • Enhanced Liquidity Position • Aggregate Transaction Value: $502 million - All cash deal - Retained $75 million and ceased originations • Closing Date: November 28, 2025 Valuation(1) • Principal Balance: $545 million • Allowance for Credit Losses: $29 million • Estimated Loss: $20 million including transaction costs

4 Proforma Financial Impact Lower Credit Costs Strengthens Capital Financial Impact • Third quarter financial results included: - Additional provision for credit losses of $15 million - Net charge offs of $5 million with average quarterly charge offs of $4.4 million for 2025 • Pro forma September 30 results: - NPAs decreased to $57.2 million, or 0.83% of assets - Past Due 30-89 days decreased to $8.5 million, or 0.17% of loans • Net interest income is estimated to decline $3.0-$4.0 million a quarter after retiring wholesale funding • Payoff of sub-debt expected to reduce interest expense by $1 million per quarter going forward • Expected NIM of 3.60% to 3.70% on smaller balance sheet • Transaction expected to remove approximately $2.0-$2.5 million of quarterly operating expenses beginning in 2026 • Pro forma September 30 loan portfolio totals $4.3 billion • $350 million of proceeds to retire higher-cost wholesale funding • 55-60 bps accretive to regulatory capital ratios